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EXHIBIT 15.1

        AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 3, 2006

The Board of Directors
TD AMERITRADE Holding Corporation

We are aware of the incorporation by reference in the Registration Statements (Numbers 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573 on Form S-8,
Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4) of TD AMERITRADE Holding Corporation (formerly Ameritrade Holding Corporation) of our report dated February 3, 2006 relating to the unaudited condensed consolidated interim financial statements of TD AMERITRADE Holding Corporation that are included in its Form 10-Q for the quarter ended December 31, 2005.

                                                         /s/ ERNST & YOUNG LLP
                                                         Kansas City, Missouri